Exhibit 10.13

EXECUTION COPY

LEAP SHAREHOLDER VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of August 29, 2016, is made by and among Macrocure Ltd., a company formed under the laws of the State of Israel and registered under No. 51-408376-5 with the Israeli Registrar of Companies (“M-CO”), and the undersigned holder (“Shareholder”) of shares of capital stock (the “Shares”) of Leap Therapeutics, Inc., a Delaware corporation (“Leap”).

WHEREAS, Leap, M-CO Merger Sub Ltd., a company formed under the laws of the State of Israel and registered under No. 51-550685-5 with the Israeli Registrar of Companies (“Merger Sub”), and M-CO have entered into an Agreement and Plan of Merger, dated of even date herewith (as amended or modified from time to time, the “Merger Agreement”), providing for the merger of Merger Sub with and into M-CO (the “Merger”);

WHEREAS, Shareholder beneficially owns and has sole voting power with respect to the number of Shares, and/or holds the Leap Stock Options or other rights to acquire the number of Shares, indicated opposite Shareholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of M-CO to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by it in connection therewith, Shareholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, M-CO entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by it in connection therewith, Shareholder and M-CO agree as follows:

1.              Agreement to Vote Shares. Shareholder agrees that, from and after the date hereof until the Expiration Date (as defined in Section 2 below), at any meeting of the shareholders of Leap or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of Leap, Shareholder shall:

a.              if such meeting or written consent pertains to any of the matters described in subparagraph (b) below, appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum; and

b.              vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering, all of the Shares and any New Shares that such Shareholder shall be entitled to so vote: (i) in favor of adoption and approval of the Merger, the Merger Agreement, any and all other agreements related to the Merger or contemplated under the Merger Agreement and any and all other actions or transactions contemplated under the Merger Agreement which may be presented for a vote at a shareholder meeting of Leap or by written consent of the shareholders of Leap; (ii) against any action, transaction or agreement presented for a shareholder vote or action by consent that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Leap or any of its Subsidiaries or

Affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to Leap’s or any of its Subsidiaries’ or Affiliates’ obligations under the Merger Agreement not being fulfilled; (iii) against any Leap Takeover Proposal; and (iv) against any agreement, action, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger or any of the other actions or transactions contemplated under the Merger Agreement. The Shareholder shall not take or commit or agree to take any action inconsistent with the foregoing.

As used herein, the term “Leap Takeover Proposal” shall mean any proposal or offer from any Person or group with respect to, in a single transaction or series of related transactions, any (i) direct or indirect acquisition of 20% or more of the consolidated assets of Leap and the Leap Subsidiaries (based on the fair market value thereof), (ii) direct or indirect acquisition of 20% or more of the outstanding Leap Common Stock or of the outstanding voting power of Leap (or outstanding options, rights or warrants to purchase, or outstanding securities convertible into or exchangeable for, Leap Common Stock or other securities representing such voting power), (iii) tender offer or exchange offer that if consummated would result, directly or indirectly, in any Person or group (or the shareholders of any Person or group) beneficially owning (the term or concept of “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) 20% or more of the outstanding Leap Common Stock or of the outstanding voting power of Leap or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving Leap or any Leap Subsidiary which would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, 20% or more of the outstanding voting power of Leap or of the surviving entity in a merger involving Leap or the resulting direct or indirect parent of Leap or such surviving entity (or outstanding options, rights or warrants to purchase, or outstanding securities convertible into or exchangeable for, securities representing such voting power). For the avoidance of doubt, (x) neither the Merger nor any of the other transactions contemplated under the Merger Agreement shall be deemed a Leap Takeover Proposal, (y) the issuance for cash by Leap of shares of Leap Common Stock or any other securities of Leap (including, without limitation, options, rights or warrants to purchase, or convertible notes, shares of capital stock or other securities convertible into or exchangeable for, Leap Common Stock or other shares of capital stock of Leap) for purposes of obtaining financing for the combined company, and (z) any proposal or offer with respect to any of the transactions described under either of the foregoing clauses (x) and (y), shall not be deemed a Leap Takeover Proposal. Wherever the term “group” is used in this Agreement, it is used as defined in Rule 13d-3 under the Exchange Act.

2.              Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) the effective time and date of the termination of the Merger Agreement pursuant to Section 8.01 thereof or otherwise or (c) the effective time and date of the termination of this Agreement upon mutual written agreement of the parties. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any breach of this Agreement or acts of bad faith prior to such termination or expiration.

3.              Additional Purchases. Shareholder agrees that any shares of capital stock or other equity securities of Leap that Shareholder purchases or with respect to which Shareholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Leap Stock Options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4.              Agreement to Retain Shares. From and after the date hereof until the Expiration Date, Shareholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below)) any Shares or New Shares, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares, or (d) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling Shareholder from performing Shareholder’s obligations under this Agreement. Notwithstanding the foregoing, Shareholder may make (w) any transfer by will or by operation of law or other transfers for estate-planning purposes, provided that in each such case the applicable transferee has signed a voting agreement in substantially the form hereof and, until the transferee has signed such voting agreement, this Agreement shall bind the transferee, (x) if Shareholder is a partnership or limited liability company, a transfer to one or more partners or members of Shareholder or to an affiliated corporation, trust or other business entity under common control with Shareholder, if Shareholder is a corporation, a transfer to an affiliated corporation, trust or other business entity under common control with Shareholder, or if Shareholder is a trust, a transfer to a beneficiary, provided that in each such case the applicable transferee has signed a voting agreement in substantially the form hereof, and (y) any transfer as M-CO may otherwise agree in writing in its sole discretion.

5.              Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to M-CO as follows:

a.              Shareholder has the full power and authority to execute and deliver this Agreement and to perform Shareholder’s obligations hereunder;

b.              this Agreement has been duly executed and delivered by or on behalf of Shareholder and, assuming this Agreement constitutes a valid and binding agreement of M-CO, constitutes a valid and binding agreement with respect to Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

c.               except as set forth on Schedule 1, Shareholder beneficially owns the number of Shares indicated opposite such Shareholder’s name on Schedule 1, and will own any New Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole, and otherwise unrestricted, voting power with respect to such Shares (and will have sole, and otherwise unrestricted, voting power with respect to any New Shares when acquired and thereafter), and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares (and none of the New Shares, when acquired or thereafter, will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the New Shares), except as contemplated by this Agreement;

d.              to the knowledge of Shareholder, the execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the compliance by Shareholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any law, statute, rule or regulation to which Shareholder is subject and, in the event that Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Shareholder; and

e.               to the knowledge of Shareholder, the execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Shareholder of his, her or its obligations under this Agreement in any material respect.

6.              Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Shareholder does hereby appoint M-CO with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares and any New Shares, to vote, if the Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares and New Shares solely with respect to the matters and at the times set forth in Section 1 hereof. Shareholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date and hereby revokes any proxy previously granted by Shareholder with respect to the Shares or any of the New Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. The Shareholder hereby revokes any proxies previously granted and represents that none of such previously granted proxies are irrevocable.

7.              No Solicitation. From and after the date hereof until the Expiration Date and subject to Section 10 hereof, Shareholder shall not (a) initiate, solicit, seek or knowingly encourage or support any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, a Leap Takeover Proposal, (b) engage or participate in, or knowingly facilitate, any discussions or negotiations regarding any inquiries, proposals or offers that constitute, or may reasonably be expected to lead to, a Leap Takeover Proposal, (c) furnish to any Person other than M-CO or Leap any non-public information that could reasonably be expected to be used for the purposes of formulating any Leap Takeover Proposal, (d) enter into any letter of intent, agreement in principle or other similar type of agreement relating to any Leap Takeover Proposal, or enter into any agreement or agreement in principle requiring Leap or Shareholder to abandon, terminate or fail to consummate the Merger or any of the other transactions contemplated under the Merger Agreement or this Agreement, (e) initiate a shareholders’ vote or action by consent of Leap’s shareholders with respect to any Leap Takeover Proposal, (f) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of Leap that takes any action in support of any Leap Takeover Proposal, (g) take any action or enter into any transaction in support or furtherance of, or to participate in or otherwise be a part of, any Leap Takeover Proposal, including, without limitation, tendering any Shares or New Shares pursuant to any tender offer or exchange offer that constitutes a Leap Takeover Proposal or (h) propose or agree to do any of the foregoing. In the event that Shareholder is a corporation, partnership, trust or other entity, it shall not permit any of its Subsidiaries or Affiliates to, nor shall it authorize any officer, director, partner, trustee, manager, managing member or representative of Shareholder, or any of its Subsidiaries or Affiliates to, undertake any of the actions contemplated by this Section 7.

8.              Waiver of Appraisal Rights; No Legal Actions.

a.              The Shareholder hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable law in connection with the Merger.

b.              Subject to Section 10 hereof, the Shareholder will not, in his, her or its capacity as a shareholder of Leap, bring, commence, institute, maintain, prosecute or voluntarily aid any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability, which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Shareholder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of Leap, constitutes a breach of any fiduciary duty of the Board of Directors of Leap or any member thereof.

9.              Additional Specific Obligations in Support of Merger.  The Shareholder agrees that, from and after the date hereof until the Expiration Date, the Shareholder shall take all actions necessary, including but not limited to voting or causing to be voted all of the Shareholder’s Shares and any New Shares, at any meeting of the shareholders of Leap or in connection with any written consent of the shareholders of Leap, to:

a.              effect the Pre-Closing Leap Share Conversion subject to, and in accordance with, the terms and conditions of the Merger Agreement;

b.              effect the Recap subject to, and in accordance with, the terms and conditions of the Merger Agreement;

c.               approve the New Leap Charter and New Leap By-Laws subject to, and in accordance with, the terms and conditions of the Merger Agreement, including any amendments thereto contemplated by the Merger Agreement;

d.              cause the condition precedent set forth in Section 7.03(j) of the Merger Agreement to be satisfied at the Closing, subject to the consummation of the Merger at the Effective Time;

e.               prevent Leap from redeeming any shares of Preferred Stock, or from paying in cash any dividends on the Preferred Stock or interest on the Leap Notes;

f.                continue to fund Leap’s operations, by investing in instruments permitted by the Merger Agreement, (1) so as to cause the condition precedent set forth in Section 7.03(e) of the Merger Agreement to be satisfied at the Closing and (2) to the extent necessary to allow Leap to satisfy its obligation under clause (b) of Section 5.01 of the Merger Agreement to use commercially reasonable efforts to perform the Development Plan; provided, however, that the foregoing provisions of this clause (f) shall not be applicable to the Shareholder, and the Shareholder shall have no obligation under this clause (f), if the Shareholder is either HealthCare Ventures Strategic Fund, L.P. or Eli Lilly and Company (“Lilly”); and

g.               make an equity investment in Leap on the Closing Date in an amount and on other terms and conditions consistent with the Merger Agreement such that Leap is able to satisfy the condition precedent set forth in Section 7.03(d) of the Merger Agreement; provided, however, that the foregoing provisions of this clause (g) shall not be applicable to the Shareholder, and the Shareholder shall have no obligation under this clause (g), if the Shareholder is Lilly.

10.       Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the courts specified in Section 20 hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.

11.       Directors and Officers. This Agreement shall apply to Shareholder solely in Shareholder’s capacity as a shareholder of Leap and/or holder of Leap Stock Options and/or other rights to acquire Shares or New Shares, and not in such Shareholder’s capacity as a director, officer or employee of Leap or any of its Subsidiaries or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Shareholder to attempt to) limit or restrict a director and/or officer of Leap in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of Leap or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of Leap or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

12.       No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in M-CO any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares. All rights, ownership and economic benefits of and relating to the Shares and, if any, New Shares shall remain vested in and belong to Shareholder, and M-CO does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Leap or exercise any power or authority to direct Shareholder in the voting of any of the Shares and New Shares, except as otherwise provided herein.

13.       Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party from any liability, for any breach of any obligation or other provision contained in this Agreement or for any acts of bad faith, in each case that occurred or were taken prior to the Expiration Date.

14.       Agreement to Support; Further Assurances. Shareholder agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary under applicable laws to consummate the Merger and the other transactions or actions contemplated under the Merger Agreement on the terms and subject to the conditions set forth therein Without limiting the generality of the foregoing, Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further agreements, consents, documents and other instruments as M-CO may reasonably request for the purpose of consummating or making effective the Merger subject to, and in accordance with, the terms and conditions of the Merger Agreement or of consummating or making effective any of the other transactions or actions contemplated under the Merger Agreement or this Agreement.

15.       Disclosure. Shareholder hereby agrees that Leap or M-CO may publish and disclose in the S-4, any resale registration statement relating thereto (including all documents and schedules filed with the SEC), the Proxy Statement, any prospectus filed with any regulatory authority in connection with the Merger and any related documents filed with such regulatory authority and as otherwise required by Law, such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the S-4 or prospectus or in any other filing made by Leap or M-CO as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Merger.

16.       Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by facsimile transmission (providing confirmation of transmission) to M-CO in accordance with Section 9.02 of the Merger Agreement and to Shareholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

17.       Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

18.       Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19.       No Waivers. No waivers of any breach of this Agreement extended by M-CO to Shareholder shall be construed as a waiver of any rights or remedies of M-CO with respect to any other shareholder of Leap who has executed an agreement substantially in the form of this Agreement with respect to Shares or New Shares held or subsequently held by such shareholder or with respect to any subsequent breach of the Shareholder or any other such shareholder of Leap. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

20.       Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, United States of America, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 20; (iii) waives any objection to laying venue in any such action or proceeding in such courts; (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 16 of this Agreement.

21.       Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

22.       No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

23.       Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission via “.pdf” shall be sufficient to bind the parties to the terms and conditions of this Agreement.

24.       Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

25.       Construction.

a.              For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa.

b.              The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

c.               As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

d.              Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

e.               The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

EXECUTED as of the date first above written.

HEALTHCARE VENTURES STRATEGIC
FUND, L.P.

By:	HealthCare Strategic Partners, LLC
its General Partner

	By:	/s/ Jeffrey B. Steinberg
	Name:	Jeffrey B. Steinberg
	Title:	Administrative Officer

MACROCURE LTD.

By:	/s/ Nissim Mashiach
Name:	Nissim Mashiach
Title:	President and CEO

[Signature Page to Voting Agreement]

SCHEDULE 1

Name and Address of
Shareholder	Shares	Options	Other Rights

HealthCare Ventures Strategic Fund, L.P. 47 Thorndike Street Suite B1-1 Cambridge, MA 02141	2,565,000 (Series B Preferred Stock)	0	0